HOW TO SUBSCRIBE

A.	Instructions: Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Shares subscribed for shall be made payable to Jefferson Capital Interests, Inc. The payment for Shares will be made directly to the Company where such funds will be utilized as set forth in the Use of Proceeds section of the Prospectus. The offering may be conducted for 12 months from the date of the Prospectus which must be delivered to each prospective investor prior to subscription.

B.	Communications.

All documents and checks should be forwarded to:

Jefferson Capital Interests, Inc. 4355 12th Street, N.E. Naples, Florida 34120 Attention: Augustus Cervera

THE PURCHASE OF SHARES OF JEFFERSON CAPITAL INTERESTS INVOLVES A
HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS
WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

JEFFERSON CAPITAL INTERESTS, INC.
4355 12th Street, N.E.
Naples, Florida 34120

SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation’s SB-2 Registration Statement dated _____________, 2004.

Total Number of Shares to be Acquired: ________________________________. Amount to be paid (price of $3.00 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of ______________, 2004.

Signature: Print Name: Print Title: Address: Number and Street	Subscriber's Social Security or Tax Identification Number: Signature of Co-owners if applicable:

City, State, Zip

Name as it should appear on the Certificate: ______________________________________________

If Joint Ownership, check one (all parties must sign above):

       [  ] Joint Tenants with Right of Survivorship
       [  ] Tenants in Common
       [  ] Tenants by the Entirety
       [  ] Community Property

If Fiduciary or Business Organization, check one:

      [  ] Trust
      [  ] Estate
      [  ] Power of Attorney

Name and Type of Business Organization: ________________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of JEFFERSON CAPITAL INTERESTS, INC. this _____ day of __________, 2004.

JEFFERSON CAPITAL INTERESTS, INC. By: ___________________________ Augustus Cervera, CEO